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                                                                    Exhibit 1(b)


                             UNDERWRITING AGREEMENT


                                                  ___________, 199_


BankAmerica Corporation
Bank of America Center
555 California Street
San Francisco, California 94104

Ladies and Gentlemen:

        We understand that BankAmerica Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $__________ aggregate principal amount of [Insert Title of Debt Securities (the "Offered Debt Securities")] [___ shares of Preferred Stock, Series __ (the "Offered Preferred Stock")][____ shares of Common Stock, par value $1.5625 per share (the "Offered Common Stock")] [___ warrants to purchase [Insert Title of Securities] (the "Offered Warrants")] [___ [Insert Title of Currency Warrants] (the "Offered Currency Warrants")] [to be sold in units (the "Offered Units") each consisting of the amount of [Offered Debt Securities] [Offered Preferred Stock] [Offered Common Stock] [Offered Warrants] [Offered Currency Warrants] set forth in Schedule I hereto] (the "Offered Securities") covered by Registration Statement No. 333-__________, as amended. The specific terms of the Offered Securities are set forth in Schedule I hereto. Subject to the terms and conditions set forth herein and incorporated by reference herein, the Company hereby agrees to sell and the underwriter or underwriters named on Schedule II hereto (such underwriter or underwriters being herein called the "Underwriters") agree to purchase, severally and not jointly, the amounts of such Offered Securities set forth opposite such Underwriter's name on Schedule II hereto at a purchase price equal to [________% of their principal amount plus accrued interest, if any, from __________, 199_ to the date of payment and delivery and accrued amortization of original issue discount, if any, from __________, 199_ to the date of payment and delivery] [__________].

        The Underwriters will pay for the Offered Securities at the office of __________, __________, __________, __________, at __:00 _.m. (__________ time)
on __________, 199_ (the "Closing Date") or at such other time on the same or such other date, not later than __________, 199_ as shall be mutually agreed upon, upon confirmation of delivery to the Underwriters in The City of New York, or such other place as shall be mutually agreed upon, of certificates for the Offered Securities in such names and
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denominations as the Underwriters request.  Payment shall be made in the following funds: ____________________________________________________________

        The Company agrees to have the Offered Securities available for inspection, checking and packaging by the Underwriters in __________, not later than __:00 _.M.
(__________ time) on the business day next preceding the Closing Date.

        [The Company agrees that it will not offer, sell or contract to sell or otherwise dispose of, directly or indirectly, or announce the offering of any of the Company's [debt securities] [preferred stock] [debt securities warrants] [preferred stock warrants] [common stock warrants] [currency warrants] [securities convertible into or exchangeable for the Company's common stock] [securities ranking on a parity with the Offered Securities] [with substantially similar terms to the Offered Securities] [common stock] until [___________________]].

        [The Representatives, as defined below, have received at the time this Agreement is executed a letter from Ernst & Young LLP, independent public accountants (or other independent accountants acceptable to the Representatives), dated the date of this Agreement, as described in Section 5(e) of the Underwriting Agreement Standard Provisions (December 1996), incorporated in this Agreement.]

        [Upon request of the Company, ___________________ will promptly advise the Company as to whether, to its knowledge, the offering of the Offered Securities as contemplated by this Agreement has been completed.] [__________________________ will promptly advise the Company as to when, based on information provided to it by the Underwriters, the offering of the Offered Securities as contemplated by this Agreement has been completed.]

        [If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the nondefaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Offered Securities set forth opposite their names in Schedule II hereto bear to the aggregate amount of Offered Securities set forth opposite the names of all the nondefaulting Underwriters) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Offered Securities set forth in Schedule II hereto, the nondefaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the

                                       2
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Offered Securities, and if such nondefaulting Underwriters do not purchase all the Offered Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this paragraph, the Closing Date shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this paragraph shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.]

        All the provisions contained in the document entitled BankAmerica Corporation Underwriting Agreement Standard Provisions (December 1996), a copy of which we have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. For purposes of the Standard Provisions, the term Representatives shall mean
_____________________________.

        Notices shall be sent to the Underwriters at the following address:
________________________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.

        This Agreement will be governed by and construed in accordance with the laws of the State of __________.

        This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                       3
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        Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us.

                             Very truly yours,

                             (Signed on behalf of the
                              Underwriters)*


                             By:______________________________
                                Title:


Accepted:

BANKAMERICA CORPORATION



By:__________________________________
   Title:

Dated:  __________, 199_

* To be executed by all the Underwriters listed on Schedule II hereto or by one or more of such Underwriters on behalf of itself (themselves) and the other Underwriters listed on Schedule II.


                                       4
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                       Schedule I


Underwriting Agreement dated ________ __, 19__


Debt Securities

     Title:

     Principal amount and currency:

     Purchase price (include accrued interest and amortization, if any):

     Sinking fund provisions:

     Redemption provisions:

     Conversion price:

     Interest Rate:

     Date of Maturity:

     Other provisions:


Preferred Stock

     Title:

     Number:

     Purchase price (include accrued dividends, if any):

     Liquidation value:

     Dividend:

     Conversion rate:

     Sinking fund provisions:

     Redemption Provisions:

     Other provisions:


Warrants

     Title:
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     Number:

     Securities issuable upon exercise
     of one Warrant:

     Warrant exercise price
     and currency:

     Purchase Price and Currency:

     Date after which Warrants
     are exercisable:

     Expiration Date:

     Warrant Agent:

     Other Provisions:


Currency Warrants

     Title:

     Number:

     Designated currency:

     Purchase price and currency:

     Date after which Currency Warrants are
     exercisable:

     Expiration date:

     Currency Warrant agent:

     Other provisions:


Units

     Title and principal amount of Debt Securities or title and number of shares of Preferred Stock and title and number of Warrants, and Currency Warrants included in one Unit:

     Purchase price and currency:

     Detachable date:

     Other provisions:
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                             Schedule II



Name                             Principal Amount or Number
----                             --------------------------







                        -----------------
        Total           $
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